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                                   EXHIBIT 5



                               December 29, 1997



CB Commercial Real Estate Services Group, Inc.
533 S. Fremont Avenue
Los Angeles, California 90071-1798


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8/S-3 (the "Registration Statement") to be filed by CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 550,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issued and issuable pursuant to the Company's 1996 Equity Incentive Plan, as amended (the "Plan"). It is my opinion that the 545,906 shares of common stock issued under the Plan are, and the 4,094 shares of Common Stock, when issued in accordance with the Plan, will be, legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                              Very truly yours,



                              Trude A. Tsujimoto